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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  UStel, Inc.
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             (Exact name of registrant as specified in its charter)

             Minnesota                                    95-4362330
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  2775 South Rainbow Boulevard, #102, Las Vegas, Nevada       90212
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              Redeemable Warrants
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                                (Title of class)

Units, consisting of two shares of Common Stock, par value $0.01, of UStel, Inc. and one Redeemable Warrant to purchase a share of Common Stock of UStel, Inc.
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                                (Title of class)
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                                  USTEL, INC>

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated by reference to the sections entitled "Description of the Securities" in that portion of the Prospectus contained in Registrant's Registration Statement on Form SB-2 filed with the Securities and Commission on September 27, 1996, as amended on October 25, 1996, January 27, 1997 and February 10, 1997 ("Registration No. 333-12981) (the "Registration Statement"), at pages [51, 52, 53 and 54.] A copy of pages [51-54] of the Prospectus is attached hereto as Exhibit __.

ITEM 2.  EXHIBITS.

          REGISTRATION
           STATEMENT
EXHIBIT     EXHIBIT
NUMBER      NUMBER                      DESCRIPTION
-------   ------------                  -----------

 I.1         3.1        The Registrant's Articles of Incorporation.(1)

 I.2         3.1-a      Statement of Designations, Preferences and Rights of
                        Series A Convertible Preferred Stock.(2)

 I.3         3.2        The Registrant's Bylaws.(1)

 I.4         4.1        Form of Common Stock Certificate.(1)

 I.5         4.1-a      Form of Warrant Agreement between the Company and
                        American Transfer & Trust, Inc.(2)

 I.6         4.2        Form of 12% Convertible Subordinated Debenture.(1)

 I.7         4.3        Form of Representative's Warrant between the Registrant
                        and Barber & Bronson Incorporated.(2)

 I.8         4.4        Form of Warrant Certificate.(2)

 I.9         4.5        Form of Unit Certificate.(2)

 I.10                   Pages 51-54 of the Prospectus.

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(1)     Incorporated by reference to the Registrant's registration statement on Form SB-2 and Amendments No. 1 and No. 2 thereto (Registration No. 33-75210-LA) declared effective June 21, 1994, and to
        Exhibit 3.1(b) of Amendment No. 3 to registration statement on Form SB-2 (Registration No. 333-12981) filed December 10, 1997.

(2)     Incorporated by reference to the Registration Statement.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                  USTEL, INC.


Date:   February 10, 1997         By: /s/ Robert L.B. Diener
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                                     Robert L.B. Diener
                                     Chairman and Chief Executive Officer